Exhibit 99.2

UNAUDITED TALLGRASS ENERGY GP, LP

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

References to we, us or our, refer to Tallgrass Energy GP, LP and its consolidated subsidiaries (“TEGP”). On March 31, 2017, Tallgrass Energy Partners, LP (“TEP”), Tallgrass Development, LP, a Delaware limited partnership (“Tallgrass Development”), and Rockies Express Holdings, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of Tallgrass Development (“Tallgrass Holdco”), entered into a definitive Purchase and Sale Agreement (the “Purchase Agreement”), pursuant to which TEP acquired a 24.99% membership interest (the “Subject Interest”) in Rockies Express Pipeline LLC, a Delaware limited liability company (“Rockies Express”).

Effective as of March 31, 2017, and subject to the terms and conditions of the Purchase Agreement, Tallgrass Holdco assigned the Subject Interest to an indirect wholly-owned subsidiary of TEP in exchange for total consideration from the Partnership of $400 million in cash. Prior to the acquisition of the Subject Interest (the “Transaction”), TEP held a 25% membership interest in Rockies Express, which it acquired in May 2016. Additionally, TEP manages the daily operations of the Rockies Express Pipeline through its wholly-owned subsidiary, Tallgrass NatGas Operator, LLC, which it acquired in January 2017.

The transfer of the Rockies Express membership interest between TD and TEP represents a transaction between entities under common control. TEP’s general partner interest and all of its incentive distribution rights (“IDRs”), are held by its general partner, whose sole member is Tallgrass Equity, LLC (“Tallgrass Equity”). Tallgrass Equity also directly owns 20 million TEP common units. We own a 36.94% membership interest in, and are the managing member of, Tallgrass Equity. TEGP Management, LLC, a Delaware limited liability company (“TEGP Management”), is our general partner. Tallgrass Energy Holdings, is the sole member of TEGP Management. Tallgrass Energy Holdings is also the general partner of Tallgrass Development.

Rockies Express is engaged in the ownership and operation of the Rockies Express Pipeline, a FERC-regulated natural gas pipeline system with approximately 1,712 miles of transportation pipelines, including laterals, extending from Opal, Wyoming and Meeker, Colorado to Clarington, Ohio and consists of three zones:

•	Zone 1 - 328 miles of mainline pipeline from the Meeker Hub in Northwest Colorado, across Southern Wyoming to the Cheyenne Hub in Weld County, Colorado capable of transporting 2.0 Bcf/d of natural gas from west-to-east;

•	Zone 2 - 714 miles of mainline pipeline from the Cheyenne Hub to an interconnect in Audrain County, Missouri capable of transporting 1.8 Bcf/d of natural gas from west-to-east; and

•	Zone 3 - 643 miles of mainline pipeline from Audrain County, Missouri to Clarington, Ohio, which is bi-directional and capable of transporting 1.8 Bcf/d of natural gas from west-to-east and 2.6 Bcf/d of natural gas from east-to-west.

The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of TEP’s acquisition of the 24.99% membership interest in Rockies Express and related financing activities. The unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2016 have been prepared based on certain pro forma adjustments to our audited financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2016 filed on February 15, 2017 with the Securities and Exchange Commission. The unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained therein. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2016 has been prepared as if the transaction had occurred on that date. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016 has been prepared as if the transaction occurred on January 1, 2016. As the transaction represents a transaction between entities under common control, the historic cost basis of the membership interest acquired is carried forward.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the transaction and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if TEP had owned an additional 24.99% membership interest in Rockies Express during the period presented.

TALLGRASS ENERGY GP, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2016

	TEGP Historical	Pro Forma Adjustments - Rockies Express Acquisition			TEGP Pro Forma
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$2,459	$400,000	(a	)	$2,459
		(400,000)	(b	)
Accounts receivable, net	59,469	—			59,469
Prepayments and other current assets	32,189	—			32,189

Total Current Assets	94,117	—			94,117
Property, plant and equipment, net	2,012,263	—			2,012,263
Goodwill	343,288	—			343,288
Intangible asset, net	93,522	—			93,522
Unconsolidated investment	461,915	467,444	(b	)	929,359
Deferred tax asset	521,454				521,454
Deferred charges and other assets	15,679	—			15,679

Total Assets	$3,542,238	$467,444			$4,009,682

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$30,171	$—			$30,171
Accrued and other current liabilities	101,904	—			101,904

Total Current Liabilities	132,075	—			132,075
Long-term debt, net	1,555,981	400,000	(a	)	1,955,981
Other long-term liabilities and deferred credits	7,063	—			7,063

Total Long-term Liabilities	1,563,044	400,000			1,963,044
Commitments and Contingencies
Equity:
Class A Shareholders	250,967	24,912	(b	)	275,879
Class B Shareholders	—				—

Total Partners’ Equity	250,967	24,912			275,879
Noncontrolling interests	1,596,152	42,532	(b	)	1,638,684

Total Equity	1,847,119	67,444			1,914,563

Total Liabilities and Equity	$3,542,238	$467,444			$4,009,682

TALLGRASS ENERGY GP, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2016

	TEGP Historical	Pro Forma Adjustments - Rockies Express Acquisition			TEGP Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Crude oil transportation services	$374,949	$—			$374,949
Natural gas transportation services	119,962	—			119,962
Sales of natural gas, NGLs, and crude oil	77,394	—			77,394
Processing and other revenues	32,817	—			32,817

Total Revenues	605,122	—			605,122

Operating Costs and Expenses:
Cost of sales	71,920	—			71,920
Cost of transportation services	58,341	—			58,341
Operations and maintenance	55,235	—			55,235
Depreciation and amortization	84,896	—			84,896
General and administrative	55,829	—			55,829
Taxes, other than income taxes	24,727	—			24,727

Total Operating Costs and Expenses	350,948	—			350,948

Operating Income	254,174	—			254,174

Other Income (Expense):
Interest expense, net	(45,601)	(10,271)	(a	)	(55,872)
Equity in earnings of unconsolidated investment	51,780	82,048	(b	)	133,828
Other income, net	432	—			432

Total Other Income (Expense), net	6,611	71,777			78,388

Net income before tax	260,785	71,777			332,562
Deferred income tax expense	(17,741)	(1,695)	(c	)	(19,436)

Net income	243,044	70,082			313,126
Net income attributable to noncontrolling interests	(216,250)	(65,312)			(281,562)

Net income attributable to TEGP	$26,794	$4,770			$31,564

Basic net income per Class A share	$0.55				$0.65

Diluted net income per Class A share	$0.55				$0.65

Basic average number of Class A shares outstanding	48,856				48,856
Diluted average number of Class A shares outstanding	48,889				48,889

TALLGRASS ENERGY GP, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of TEP’s acquisition of a 24.99% membership interest in Rockies Express Pipeline Company LLC (“Rockies Express”) from Tallgrass Development for cash consideration of approximately $400 million. The acquisition was funded through borrowings under TEP’s revolving credit facility. The transfer of the Rockies Express membership interest between TD and TEP represents a transaction between entities under common control.

The unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2016 have been prepared based on certain pro forma adjustments to our audited financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2016 filed on February 15, 2017 with the Securities and Exchange Commission. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2016 has been prepared as if the transaction had occurred on that date. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016 has been prepared as if the transaction occurred on January 1, 2016. As the transaction represents a transaction between entities under common control, the historic cost basis of the membership interest acquired is carried forward.

The unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained therein. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the acquisition and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if we had owned an additional 24.99% membership interest in Rockies Express during the period presented.

Note 2. Pro Forma Adjustments and Assumptions

(a)	Reflects borrowings of $400 million under TEP’s revolving credit facility to fund the Rockies Express acquisition, as well as the increase in interest expense associated with the borrowings based on TEP’s current incremental borrowing rate using a floating 30-day LIBOR and a borrowing spread over LIBOR of 2.00%. We used TEP’s current incremental borrowing rate of 2.5326%.

The effect of a 0.125% variance in interest rates on pro forma interest expense would have been approximately $0.5 million annually.

(b)	Reflects TEP’s acquisition of a 24.99% membership interest in Rockies Express for total cash consideration of $400 million, accounted for under the equity method of accounting, including the associated equity in earnings of Rockies Express. Assumed equity in earnings includes amortization of a basis difference driven by the difference between the fair value of the investment and the book value of the underlying assets and liabilities on November 13, 2012, the date of acquisition by Tallgrass Development. The basis difference was carried forward to TEP at its historical basis as a result of the common control nature of the transaction.

(c)	Reflects the estimated impact of TEGP’s portion of the pro forma adjustments on deferred tax expense based on TEGP’s statutory income tax rate of 38.11%.

Note 3. Pro Forma Net Income or Loss Per Limited Partner Unit

Basic net income per Class A share is determined by dividing net income attributable to TEGP by the weighted average number of outstanding Class A shares during the period. Class B shares do not share in the earnings of TEGP. Accordingly, basic and diluted net income per Class B share has not been presented.

Diluted net income per Class A share is determined by dividing net income attributable to TEGP by the weighted average number of outstanding diluted Class A shares during the period. For purposes of calculating diluted net income per Class A share, we considered the impact of possible future exercises of the Exchange Right by the Exchange Right Holders on both net income attributable to TEGP and the diluted weighted average number of Class A shares outstanding. Pursuant to the TEGP partnership agreement and the Tallgrass Equity limited liability company agreement, our capital structure and the capital structure of Tallgrass Equity will generally replicate one another in order to maintain the one-for-one exchange ratio between the Tallgrass Equity units and Class B shares, on the one hand, and our Class A shares, on the other hand. As a result, the potential exchange of any Class B shares does not have a dilutive effect on basic net income per Class A share. However, diluted net income per Class A share reflects the potential dilution of Class A shares that could occur if Equity Participation Shares are converted to Class A shares.